                                                                  Exhibit 10.17

                            FORM OF ESCROW AGREEMENT

         THIS ESCROW AGREEMENT, dated as of __________, [ ], 2000 (this "Escrow Agreement"), is by and among Wit Capital Group, Inc., a corporation organized under the laws of Delaware ("Parent "), E*TRADE Group, Inc. as the agent (the "Shareholders' Agent") of the shareholders (the "Shareholders") of E*OFFERING Corp., a California corporation (the "Company"), and [ ] as escrow agent (the "Escrow Agent").

         Pursuant to the Agreement and Plan of Merger, dated as of May [ ], 2000 (the "Merger Agreement"), by and among Parent, Wit SoundView Corp., a corporation organized under the laws of the State of Delaware ("Merger Sub"), and the Company, the Company has been merged with and into Merger Sub (the "Merger"). Capitalized terms not otherwise defined in this Escrow Agreement have the meanings ascribed to them in the Merger Agreement.

         Pursuant to Section 10.1 of the Merger Agreement, [ ] shares of common stock, $0.01 par value per share, of Parent (the "Escrow Shares") are being deposited by Wit Capital Group, Inc. into the Escrow Fund established hereunder on behalf of the Shareholders to provide for the indemnification of the Indemnified Persons (as defined in the Merger Agreement) under Article X of the Merger Agreement. The Final Allocation Schedule delivered by the Shareholders' Agent pursuant to Section 4.1 of the Merger Agreement, a copy of which is attached, sets forth the name of each Shareholder and the number of Escrow Shares initially being deposited on each Shareholder's behalf.

         NOW THEREFORE, the parties hereto agree as follows:

         1. ESTABLISHMENT OF ESCROW. Parent has delivered to the Escrow Agent and the Escrow Agent acknowledges receipt of the Escrow Shares in the form of a single stock certificate registered in the name of the nominee of the Escrow
Agent [   ]. The Escrow Agent shall hold the Escrow Shares, and any dividends or other distributions on the Escrow Shares and other securities or property into which the Escrow Shares may be converted or reclassified into or exchanged for, in escrow, in its name or the name of its nominee, in accordance with this Escrow Agreement. The Escrow Shares shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto.

         The Escrow Agent shall have no responsibility for the genuineness, validity, market value, title or sufficiency for any intended purpose of the Escrow Shares. The Escrow Agent shall be under no obligation to preserve, protect or exercise rights in the Escrow Shares, and shall be responsible only for reasonable measures to maintain the physical safekeeping thereof, and otherwise to perform and observe such duties on its part as are expressly set forth in this Agreement; except that the Escrow Agent shall, at the written request of the Shareholders' Agent given to the Escrow Agent at least three (3) business days prior to the date on which the Escrow Agent is requested therein to take any action, deliver to the Shareholders' Agent a duly executed proxy or other instrument in the form supplied to it by the Shareholders' Agent for voting or otherwise exercising any right of consent with respect to any of the Escrow Shares held by it hereunder, which proxy or other instrument shall authorize the Shareholders' Agent to exercise such voting or consent authority in respect of the Escrow Shares. The Escrow Agent shall not be responsible for forwarding to any party, notifying any party with respect to, or taking any action with respect to, any notice, solicitation or other document or information, written or otherwise, received from Parent or other person with respect to the Escrow Shares, including but not limited to, proxy material, tenders, options, the pendency of calls and maturities and expiration of rights.

         2. DIVIDENDS AND DISTRIBUTIONS ON ESCROW SHARES. Until distributed pursuant to the last paragraph of this Section 2, (a) the Escrow Agent shall invest all cash dividends and other cash distributions, if any, on the Escrow Shares (such cash dividends and other cash distributions are referred to herein as the "Escrow Funds") at, and pursuant to, the written direction of the Shareholders' Agent in Eligible Investments (as defined below) (including any interest earned thereon) and shall not be responsible or liable for any loss accruing from any investment made in accordance herewith and (b) the Escrow Agent shall hold any noncash dividends and other noncash distributions on the Escrow Shares.

         "Eligible Investments" means (a) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support of interest and principal thereto); (b) obligations (including certificates of deposit and banker's acceptances) of any domestic commercial bank having capital and surplus in excess of $500,000,000; (c) repurchase obligations for underlying securities of the type described in clause (a); or (d) shares of any registered money market fund at least 95% of the assets of which constitute obligations of the type described in clause (a) above. No investment shall have a term of more than 30 days. If otherwise qualified, obligations of the Escrow Agent shall qualify as Eligible Investments.

         Absent its timely receipt of such specific written investment instruction from the Shareholders' Agent, the Escrow Agent shall have no obligation or duty to invest (or otherwise pay interest on) the Escrow Funds. All earnings received from the investment of the Escrow Funds shall be credited to, and shall become a part of, the Escrow Funds (and any losses on such investments shall be debited to the Escrow Funds). The Escrow Agent shall have no liability for any investment losses, including any losses on any investment required to be liquidated prior to maturity in order to make a payment required hereunder.

         3. TAX TREATMENT AND ALLOCATION. Dividends and other distributions on the Escrow Shares, Escrow Funds and earnings thereon will be allocable for tax purposes to the Shareholders in proportion to their respective Escrow Shares at the time of such allocation and the Shareholders will include any such allocations constituting income in their gross income for federal, state and local income tax purposes and pay any tax resulting therefrom. The Shareholders' Agent shall use his reasonable best efforts to provide the Escrow Agent with a certified tax identification number for each Shareholder by arranging for execution and return of a Form W-9 (or Form W-8, in the case of non-U.S. persons) to the Escrow Agent prior to the date on which any such allocation is made. The parties hereto acknowledge that in the event that the Shareholders' tax identification numbers are not certified to the Escrow Agent, the Escrow Agent may be required to withhold a portion of any interest or other income earned on the Escrow Funds. The Escrow Agent will be permitted to withhold and pay to the appropriate taxing authority any amount of the Escrow Shares, Escrow Funds and earnings thereon that the Escrow Agent in its determination believes is required to be withheld and paid to the applicable taxing authority.

         4. TAX INDEMNIFICATION. Each Shareholder: (i) assumes any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Escrow Funds, or performance of other activities under this Escrow Agreement, with respect to the Shareholder's Escrow Shares; (ii) shall instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, and instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Escrow Agreement with respect to the Shareholder's Escrow Shares; and
(iii) shall indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with or relating to any payment made or other activities performed under this Escrow Agreement with respect to the Shareholder's Escrow Shares, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Escrow Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties.

         5. CLAIMS AGAINST ESCROW SHARES.

         At any time or times prior to the Expiration Date (as defined in Section 7 of this Escrow Agreement), Parent may make claims against the Escrow Shares for amounts potentially eligible for indemnification under Section 10.2 of the Merger Agreement by delivering to the Escrow Agent an Officer's Certificate prepared in accordance with Section 10.4 of the Merger Agreement, with a copy delivered at the same time to the Shareholders' Agent. Upon the earliest of: (i) receipt of written authorization from the Shareholders' Agent or from the Shareholders' Agent jointly with Parent to make such delivery, (ii) receipt of written notice of a final decision in arbitration of the claim, (iii) in the event the claim set forth in the Officer's Certificate is uncontested by the Shareholders' Agent, in accordance with Section 10.5 of the Merger Agreement, and if the aggregate amount of undisputed claims exceeds $3,000,000, each such undisputed claim shall be deemed to have been acknowledged to be payable from the Escrow Shares in the full amount of the Damages (as defined in the Merger Agreement) set forth in the Officer's Certificate, and the Escrow Agent shall pay such amount to Parent as soon as practicable after expiration of the (twenty) 20 business day dispute period provided for in Section 10.5 of the Merger Agreement. The Escrow Agent shall effect such payment of Escrow Shares to Parent by surrendering the certificate representing the Escrow Shares to Parent's transfer agent for cancellation with instructions to issue a new certificate to the Escrow Agent for the number of Escrow Shares remaining after giving effect to such payment and a certificate to Parent for the number of Escrow Shares constituting such payment. If the amount of the claim exceeds the aggregate value of the Escrow Shares, none of the Escrow Agent, the Shareholders' Agent, the Shareholders or any Company Indemnified Person shall have liability or responsibility for any deficiency. For purposes of determining how many Escrow Shares shall be delivered in satisfaction of any claim, each Escrow Share shall have a value equal to the average of the closing prices for the common stock of Parent as reported for the primary trading session (currently ending at 4:00 p.m. on the Nasdaq National Market) during the period comprised of ten (10) consecutive trading days ending on the trading day two business days preceding delivery of the Escrow Shares to Parent in satisfaction of such claim (the "Escrow Share Value"). The number of Escrow Shares to be paid to Parent by the Escrow Agent shall be calculated by dividing the amount of the Damages to which such claim relates by the Escrow Share Value. Any payment to Parent shall reduce the number of Escrow Shares in which the Shareholder or Shareholders obligated to make such payment have an interest. All claims paid out of the Escrow Shares shall be rounded to the nearest whole share. If the shares of Parent common stock originally constituting the Escrow Shares are converted or reclassified into or exchanged for any other securities or property, the foregoing claim and payment provisions shall apply to such other security or property. To the extent that the Escrow Agent is required to deliver Escrow Shares to Parent under this Agreement, it shall deliver such Escrow Shares based on the respective ownership of the Escrow Shares among the shareholder parties.

         6. DISPUTED CLAIMS.

         The Shareholders' Agent may dispute any claim set forth on an Officer's Certificate by giving written notice thereof to Parent and the Escrow Agent within twenty (20) business days after the date Parent delivered the Officer's Certificate to the Escrow Agent with a copy thereof to the Shareholder's Agent. If the Shareholders' Agent disputes a claim, the Escrow Agent shall provisionally allocate that portion of the Escrow Shares equal to 105% of the amount of the Damages set forth in the copy of the Officer's Certificate (the "Set Aside Amount") divided by the Escrow Share Value on the date such notice of dispute is received and shall adjust the number of allocated Escrow Shares at least once each quarter prior to resolution of such dispute. No distribution of Escrow Shares allocated to a Set Aside Amount shall be made by the Escrow Agent to Parent or to the Shareholders until such disputed claim has been resolved as evidenced by a written notice executed by Parent and the Shareholders' Agent or a court or arbitrator instructing the Escrow Agent as to the distribution of the Escrow Shares allocated to such Set Aside Amount or portion thereof.

         7. TERMINATION

         On _______ [ ], 2001, (the "Expiration Date"), the Escrow Agent shall deliver the remaining Escrow Shares to the Shareholders according to their respective Escrow Shares then held in escrow, provided that the Escrow Agent shall retain and continue to hold in escrow all Escrow Shares then allocated to Set Aside Amounts until such time or time as such Escrow Shares may be distributed pursuant to Section 6. This Escrow Agreement shall terminate upon the later of the Expiration Date or the distribution of all the Escrow Shares in accordance with this Escrow Agreement, provided that Section 4 shall survive termination of this Escrow Agreement.

         8. THE ESCROW AGENT.

                  (1) Notwithstanding anything herein to the contrary, the Escrow Agent shall dispose of all or any part of the Escrow Shares as directed by a writing jointly signed by the Shareholders' Agent and Parent within two (2) business days of receipt of such notice. The reasonable fees and expenses of the Escrow Agent in connection with the preparation of this Escrow Agreement and its execution and performance of this Escrow Agreement as set forth on SCHEDULE II hereto shall be borne out of the Escrow Shares. The Escrow Agent shall not be liable for any act or failure to act under this Escrow Agreement, including any and all claims made against the Escrow Agent as a result of its holding the Escrow Shares or Escrow Funds in its own name, except for its own negligence, bad faith or willful misconduct. Subject to the foregoing, the Escrow Agent shall not be liable for, and Parent and the Shareholders shall, jointly and severally, indemnify and hold harmless the Escrow Agent and its directors, employees, officers, agents, successors and assigns against any losses or claims (including reasonable out-of-pocket expenses and attorney fees) arising out of any action taken or omitted hereunder and reasonable costs of investigation and counsel fees and expenses which may be imposed on the Escrow Agent or reasonably incurred by it in connection with its acceptance of this appointment or performance of its duties hereunder. The Escrow Agent may decline to act and shall not be liable for failure to act if in doubt as to its duties under this Escrow Agreement. The Escrow Agent may act upon any instrument or signature (including wire transfer instructions) believed by it to be genuine and may assume that any person purporting to give any notice or instruction hereunder, believed by it to be authorized, has been duly authorized to do so. The Escrow Agent's duties shall be determined only with reference to the express duties set forth in this Escrow Agreement, each of which duties are ministerial in nature, and applicable law and the Escrow Agent shall not be deemed to be a fiduciary and is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement, including without limitation, the Merger Agreement; and the parties hereto agree that the use of defined terms incorporated by reference to the Merger Agreement is solely for the convenience of the other parties and the Escrow Agent may rely on the use of defined terms in any communication received by it. In no event will the Escrow Agent be liable for punitive, special or consequential damages or losses (including lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such damages or losses.

                  (2) The Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to the parties hereto, at the addresses set forth herein or at such other address as the parties shall provide, at least thirty days prior to the date specified for such resignation to take effect. In such event Parent shall with the approval of the Shareholders' Agent, which approval shall not be unreasonably withheld, appoint a successor escrow agent within that thirty-day period; if Parent does not designate a successor escrow agent within such period, the Escrow Agent may appoint a successor escrow agent. Upon the effective date of such resignation, the Escrow Shares and Escrow Fund then held by the Escrow Agent hereunder shall be delivered by it to such successor escrow agent or as otherwise shall be designated in writing by Parent and the Shareholders' Agent. If no successor escrow agent is appointed as provided herein, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

                  (3) In the event that the Escrow Agent should at any time be
(i) confronted with inconsistent or conflicting claims or demands by the other parties hereto or (ii) unsure of its duties hereunder, the Escrow Agent shall have the right to inter plead the parties in any Delaware court or any court of competent jurisdiction and request that such court determine the respective rights of the parties with respect to this Escrow Agreement and, upon doing so, the Escrow Agent shall be released from any obligations or liability to the other parties as a consequence of any such claims or demands. The Escrow Agent may consult counsel satisfactory to it, including in-house counsel, and will be protected in respect of any action taken or omitted in reliance thereon.

                  (4) The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder, either directly or by or through its agents or attorneys. Nothing in this Escrow Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business in any jurisdiction other than Delaware or to act as fiduciary. The Escrow Agent shall not be responsible for and shall not be under a duty to examine, inquire into or pass upon the validity, binding effect, execution or sufficiency of this Escrow Agreement or of any amendment or supplement hereto.

         9. SHAREHOLDERS' AGENT.

         The Shareholders' Agent represents and warrants to Parent and the Escrow Agent that he is authorized to execute this Escrow Agreement for and on behalf of the Shareholders and to take any action deemed by him appropriate or necessary to carry out the provisions of, and to determine the rights of the Shareholders under, the Merger Agreement and this Escrow Agreement. The Shareholders' Agent shall serve as the agent of the Shareholders for all purposes related to this Escrow Agreement, including without limitation service of process upon the Shareholders. By execution of this Escrow Agreement, the Shareholders' Agent accepts and agrees to use his best efforts to discharge the duties and responsibilities of the Shareholders' Agent set forth in this Escrow Agreement without compensation for his services hereunder. Parent and the Escrow Agent shall be entitled to rely upon the authorization and designation of the Shareholders' Agent under this Section 9 and shall be fully protected in dealing with the Shareholders' Agent, and shall have no duty to inquire into the authority of any person reasonably believed by any of them to be the Shareholders' Agent.

         10. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or five business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

                  If to Parent:

                           Wit Capital Group, Inc.
                           826 Broadway,
                           New York, New York  10003
                           Facsimile: 212 253-5289
                           Attention: Ronald Readmond
                                      Vice Chairman, Co-Chief Executive Officer and President

                  with copies to:

                           Wit Capital Group, Inc.
                           826 Broadway
                           New York, New York  10003
                           Facsimile: 212 253-5289
                           Attention: Lloyd H. Feller, Esq.
                                      Senior Vice President and Co-General
                                      Counsel

                  and

                           Skadden, Arps, Slate, Meagher & Flom, LLP
                           Four Times Square, 30th Floor
                           New York, New York  10036
                           Facsimile: (212) 735-2000
                           Attention: Richard T. Prins, Esq.

                  and

                           Skadden, Arps, Slate, Meagher & Flom, LLP
                           525 University Avenue, Suite 220
                           Palo Alto, CA  94301
                           Facsimile:  (650) 470-4570
                           Attention:  Kenton J. King, Esq.

                  and if to Shareholders' Agent:

                           E*TRADE Group, Inc.
                           4500 Bohannon Drive
                           Menlo Park, CA  94025
                           Facsimile: (650)331-6803
                           Attention:  Thomas A. Bevilacqua
                                       Chief Strategic Investment Officer

                  with copies to:

                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, CA  94304
                           Facsimile:  (650) 461-5380
                           Attention:  Alan K. Austin, Esq.

                  and

                           Brobeck Phleger & Harrison
                           Two Embarcadero Place
                           2200 Geng Road
                           Palo Alto, CA  94303
                           Facsimile:  (650) 496-2885
                           Attention:  Curtis L. Mo, Esq.

                  and

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, NY 10019
                           Facsimile:  (212) 757-3990
                           Attention:  Douglas A. Cifu, Esq.

Any party may by notice given in accordance with this section to the other parties designate another address or person for receipt of notices hereunder.

         11. VOTING. Until the Escrow Termination Date, the Escrow Agent will vote each of the Escrow Shares as directed in writing by the owner thereof.

         12. GOVERNING LAW. This Escrow Agreement is governed by the laws of Delaware without regard to its conflict of law provisions, and shall inure to the benefit of and be binding upon the successors, assigns, heirs and personal representatives of the parties hereto.

         13. COUNTERPARTS. This Escrow Agreement may be executed in two or more counterparts, all of which documents shall be considered one and the same document.

         14. ADDITIONAL TERMS.

                  (1) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Escrow Agent's own negligence, bad faith or willful misconduct.

                  (2) Each of the parties hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts in Delaware and of any Federal court located in Delaware in connection with any actions or proceedings brought against any of the parties (or each of them) by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, the parties each hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process, and (iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses in accordance with Section 10 hereof.

                  (3) The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

                  (4) This Escrow Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.

                  (5) This Escrow Agreement may not be altered or modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.

                  (6) The parties agree that this Escrow Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, and (ii) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process and shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties have executed this Escrow Agreement on the date first above written.


                                  WIT CAPITAL GROUP, INC.


                                  By: /s/ RONALD READMOND
                                      -----------------------------------------
                                      Name: Ronald Readmond
                                      Title: Vice-Chairman, Co-Chief
                                             Executive Officer and President


                                  E*TRADE GROUP, INC.


                                  By: /s/ THOMAS A. BEVILACQUA
                                      -----------------------------------------
                                      Name: Thomas A. Bevilacqua
                                      Title: Chief Strategic Investment Officer


                                  [Escrow Agent]


                                  By:
                                      -----------------------------------------
                                      Authorized Signatory
                                      Name:  [                              ]
                                      Title: [                              ]

                            FINAL ALLOCATION SCHEDULE

                                   SCHEDULE II
                              FEES OF ESCROW AGENT


[Acceptance Fee:                        ]
[Annual Fee:                            ]

[Wire Fee:                              ]
[Out-of-Pocket Expense:                 ]
[Legal Fees:                            ]